Exhibit 99.(e)(1)(vii)

SEVENTH AMENDMENT TO
THE EA SERIES TRUST

ETF
DISTRIBUTION AGREEMENT

THIS SEVENTH AMENDMENT to the ETF Distribution Agreement, dated as of September 30, 2021 (the “Agreement”) is entered into by and between EA Series Trust (fka Alpha Architect ETF Trust) (the “Trust”), Empowered Funds, LLC (the “Adviser”) and Quasar Distributors, LLC (the “Distributor” together with the Trust and the Adviser, the “Parties”) as of July 1, 2022 (the “Effective Date”).

WHEREAS, the Parties desire to amend Schedule A of the Agreement to add EA Bridgeway Blue Chip ETF with other Fund updates;

WHEREAS, the Parties desire to amend Schedules B and C to remove certain services and update pricing as further depicted below;

WHEREAS, the Adviser was inadvertently not a signatory to Amendments 4 (dated March 17, 2022), 5 (dated June 8, 2022) and 6 (July 26, 2022) to the Agreement, and by its signature below desires to ratify such Amendments;

WHEREAS, Section 13 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	The Adviser, by its signature below, hereby ratifies Amendments 4, 5 and 6 to the Agreement.

3.	Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto.

4.	Schedule B of the Agreement is hereby deleted and replaced in its entirety by Schedule B attached hereto.

5.	Schedule C of the Agreement is hereby deleted and replaced in its entirety by Schedule C attached hereto.

6.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

7.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Parties hereto have caused this Seventh Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EA SERIES TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ Patrick Cleary	By:	/s/ Teresa Cowan
	Patrick Cleary, CCO		Teresa Cowan, President

EMPOWERED FUNDS, LLC

By:	/s/ Patrick Cleary
Patrick Cleary, CEO

SCHEDULE A

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF
Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Bitcoin Miners ETF

Generation Z ETF

Guru Favorite Stocks ETF
ROC ETF

Relative Sentiment Tactical Allocation ETF
Papi’s Money ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Viridi ICE Global Carbon Futures Index ETF
Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Sch. A-1